UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011 (May 12, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3934 0180
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, Zhiguang Cai, the Chief Executive Officer of Subaye, Inc. (the “Company”) and a member of the Company’s Board of Directors (the “Board”), announced that he will resign from the Company to pursue other professional interests.  Mr. Cai has served as the Company’s Chief Executive Officer and as a Board member since September 5, 2009.  Mr. Cai’s resignation is effective as of May 12, 2011.

On May 12, 2011, the Company’s Board appointed Alexander Holtermann to serve as the Company’s Chief Executive Officer and as a member of the Board, effective as of May 12, 2011.  There are no arrangements or understandings between Mr. Holtermann and any other person pursuant to which he was selected to serve as an officer or director.

Mr. Holtermann has worked in financial markets in Europe for the past seventeen years, focusing primarily on investor and public relations, and has organized a number of initial public offerings and secondary listings of companies on German stock exchanges.  Since 2005, Mr. Holtermann has specialized in Asian public markets, focusing primarily on Hong Kong.  Mr. Holtermann is the founder and sole proprietor of Asian Capital & Equity Ltd., a Hong Kong based financial markets related advisory firm he established in 2007.  Mr. Holtermann serves as a member of the board of directors of two public companies, Mayfair Mining & Minerals Inc., and Aldridge Minerals Corp., and has served as the managing director of Metro Fame Properties Ltd. (“Metro Fame”) since April 2010.  Since 1999, he has also served as the Honorary Consul of Belize.

There are no family relationships between Mr. Holtermann and any director, executive officer or director or executive officer nominee of the Company.  There is no material plan, contract or arrangement to which Mr. Holtermann is a party or in which he participates that was entered into in connection with his appointment as Chief Executive Officer and member of the Board.

On October 25, 2010, the Company entered into an agreement with Metro Fame, an investment firm, pursuant to which the Company purchased all of the assets of Metro Fame’s online business-to-business opt-in engine, aixi.net, in exchange for 1,495,585 shares of the Company’s common stock.  As managing director, Mr. Holtermann received 1% of the shares of the Company’s common stock held by Metro Fame, or 14,955 shares. There has been no other transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which Mr. Holtermann and the Company were or are to be a participant and the amount involved exceeds $120,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2011

SUBAYE, INC.

By: /s/ Alan Lun Name: Alan Lun Title: President